SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           PENNICHUCK CORPORATION
-----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [x]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction applies:

               --------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               --------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               --------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               --------------------------------------------------------------
         (5)   Total fee paid:

               --------------------------------------------------------------

   [ ]   Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount previously paid:

               --------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               --------------------------------------------------------------
         (3)   Filing party:

               --------------------------------------------------------------
         (4)   Date Filed:

               --------------------------------------------------------------


                           PENNICHUCK CORPORATION
                               4 Water Street
                         Nashua, New Hampshire 03061

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          Thursday, April 19, 2001

To the Shareholders of Pennichuck Corporation:

      Notice is hereby given that the Annual Meeting of Shareholders of Pennichuck Corporation ("Company") will be held at 3:00 p.m. on Thursday, April 19, 2001, at the Nashua Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire for the following purposes:

      (1)   To elect three directors;
      (2) To ratify the appointment by the Board of Directors of the firm of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 2001; and
      (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on March 12, 2001 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Your attention is directed to the attached Proxy Statement.

                                       By Order of the Board of Directors,


                                       JAMES L. SULLIVAN, JR.
                                       Secretary

Nashua, New Hampshire
March 20, 2001

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHTS TO VOTE AT THE MEETING IF THE PROXY IS REVOKED AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

                         ---------------------------
                           PENNICHUCK CORPORATION
                               4 Water Street
                         Nashua, New Hampshire 03061
                         ---------------------------

                               PROXY STATEMENT
                                     for
                       ANNUAL MEETING OF SHAREHOLDERS
                                to be held on
                               April 19, 2001

                             GENERAL INFORMATION

      This Proxy Statement and the accompanying proxy are being mailed to shareholders beginning on or about March 20, 2001. They are furnished in connection with the solicitation of proxies by the Board of Directors of Pennichuck Corporation ("Company") for use at the Annual Meeting of Shareholders to be held on Thursday, April 19, 2001, and at any adjournment or adjournments thereof. Holders of the Company's common stock are entitled to one vote for each share held of record at the close of business on March 12, 2001. Shareholders are not entitled to cumulate their votes. On March 12, 2001, 1,782,322 shares of common stock of the Company were issued and outstanding, all of which were entitled to vote, and 3,692 shares were held as treasury stock.

      A copy of the Annual Report to Shareholders for the year ended December 31, 2000 accompanies this Proxy Statement.

                              VOTING PROCEDURES

      If the accompanying proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with any choice specified. Where no choice is specified, executed proxies will be voted: (1) FOR the election of the three nominees as directors of the Company; and (2) FOR the ratification of the appointment of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 2001. If any matters not specified in this Proxy Statement are properly brought before the Annual Meeting, the shares represented by executed proxies will be voted at the discretion of the proxy holders. As of the date hereof, management is not aware of any other matters to be voted upon.

      Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering a duly executed written notice of revocation to the Secretary of the Company at the above address, by executing and delivering to the Secretary another duly executed proxy dated as of a later date, or by voting in person at the Annual Meeting.

      In addition to the solicitation of proxies by mail, the directors, officers and regular employees of the Company may also solicit proxies personally or by telephone or other means. None of such directors, officers and employees will receive any compensation for such solicitation activities beyond their usual compensation. All costs of soliciting proxies, including reimbursement of certain brokers, fiduciaries and nominees for their expenses in obtaining voting instructions from beneficial owners, will be borne by the Company.

      The Company's Bylaws require that the holders of a majority of all shares of common stock outstanding and entitled to vote at a meeting be present in person or by proxy at a meeting of shareholders in order to constitute a quorum for the transaction of business. When a quorum is present, the Bylaws of the Company also require the affirmative vote of a majority of the shares of the Company's common stock present in person or by proxy, and voting, at the meeting in order to elect directors and to ratify the appointment of Arthur Andersen LLP. An abstention from voting on a particular matter, or, where a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, are counted as present and entitled to vote for purposes of determining a quorum and will have the same effect as a vote withheld on the election of directors or as a vote against another matter submitted to the shareholders for vote, as the case may be.

                             GENERAL DISCLOSURES

Security Ownership of Certain Beneficial Owners

      To the best knowledge of the Company, and except as otherwise indicated below (see "Security Ownership of Management"), the following are the only person(s) or group of persons, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, ("Exchange Act") who beneficially owned more than 5% of the Company's outstanding common stock as of March 9, 2001. The following table, based on filings with the Securities and Exchange Commission, sets forth information with respect to the shares of the Company's common stock owned by such person or group of persons.


Name and Address of              Amount and Nature of    % Common Stock
Beneficial Owner                 Beneficial Ownership    Outstanding(2)
-------------------              --------------------    --------------

The Stratevest Group(1)                128,269                7.0%
Trust and Investment Services
143 North Main Street
Concord, New Hampshire 03301

--------------------
<F1>  The Stratevest Group claims sole power to vote or to direct the vote over 111,144 shares; shared power to vote or to direct the vote over 17,125 shares ; sole power to dispose or to direct the disposition of 22,604 shares; and shared power to dispose or to direct the disposition of 105,665 shares.
<F2>  Calculation of percentage is based upon a total of 1,838,334 shares, which total includes shares outstanding and entitled to vote of 1,782,322 plus 56,012 shares which have not been issued but which may be issued with 60 days of March 9, 2001 if such persons having rights to exercise stock options within such period exercise such rights.

Security Ownership of Management

      To the best knowledge of the Company, the following table sets forth information as of March 9, 2001 with respect to the shares of the Company's common stock beneficially owned by each nominee, director and executive officer, and by all nominees, directors and executive officers as a group:


                                 Amount and         % of Common
                                  Nature of          Stock Out-
                                 Beneficial         standing (if
Name of Beneficial Owner       Ownership(1)(3)    more than 1%)(2)
------------------------       ---------------    ----------------

Maurice L. Arel(3)(5)               38,418              2.1%
Joseph A. Bellavance(3)(4)          10,102               -
Charles E. Clough                   18,415              1.0%
Stephen J. Densberger(3)(5)         17,223               -
Bonalyn J. Hartley(3)(5)            11,245               -
Robert P. Keller                     1,809               -
John R. Kreick                         502               -
Hannah M. McCarthy                     491               -
Martha E. O'Neill(6)                17,367               -
Charles J. Staab(3)(5)              14,876               -
Donald L. Ware(5)                    8,298               -

All directors and executive
 officers as a group
 (11 persons)(3)(5)                138,646              7.5%

--------------------
<F1>  Shares beneficially owned means shares over which a person exercises sole or shared voting or investment power or shares of which a person has the right to acquire beneficial ownership within 60 days of March 9, 2001. Unless otherwise noted, the individuals and group above have sole voting and investment power with respect to shares beneficially owned.
<F2>  Calculation of percentages is based upon a total of 1,838,334 shares, which total includes shares outstanding and entitled to vote of 1,782,322 plus 56,012 shares which have not been issued but which may be issued within 60 days of March 9, 2001 if persons having rights to exercise stock options within such period exercise such rights.
<F3>  The individuals and group noted above have sole voting and investment power with respect to shares beneficially owned, except as stated in notes (4) through (6) below and except that voting and investment power is shared as follows: Mr. Arel-12,559 shares, Mr. Bellavance-4,179 shares, Mr. Densberger-4,473 shares, Ms. Hartley-5,245 shares, Mr. Kreick-502 shares, Ms. McCarthy-491 shares, and Mr. Staab-5,161 shares.
<F4>  Mr. Bellavance disclaims beneficial ownership of 1,333 of these shares.
<F5>  Includes shares subject to unexercised stock options previously granted which officers have a right to acquire within 60 days of March 9, 2001. Mr. Arel holds options to acquire 14,000 shares, Mr. Densberger holds options to acquire 10,500 shares, Ms. Hartley holds options to acquire 6,000 shares, Mr. Staab holds options to acquire 7,500 shares and Mr. Ware holds options to acquire 6,070.
<F6>  Includes 8,217 shares owned by the Charles H. Nutt Surgical Hospital
      Trust, of which Ms. O'Neill is a trustee. Ms. O'Neill shares voting and investment power with the other trustees over these shares. Ms. O'Neill disclaims beneficial ownership of these shares.

                            ELECTION OF DIRECTORS

General

      The Company's Board of Directors consists of nine members. The Articles of Incorporation classify the directors into three classes, each serving for three years, with one class being elected each year. The Board has nominated Charles E. Clough, John R. Kreick and Martha E. O'Neill, all incumbent directors, for re-election to three-year terms expiring at the Annual Meeting of Shareholders in 2004.

      The Board of Directors recommends a vote FOR the election of the three nominees as directors of the Company.

Information as to Nominees and Continuing Directors

      Unless otherwise directed in the proxy, each proxy executed and returned by a shareholder will be voted FOR the election of the three nominees. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. All nominees have indicated to the Company their willingness to be nominated as directors and to serve as directors if elected. At this time, the Board of Directors knows of no reason why any of the nominees listed below would not be able to serve as a director if elected.

      The following table sets forth information concerning the three persons nominated to serve on the Board of Directors and concerning the other directors continuing in office beyond the Annual Meeting.


                                   Director     Year Present    Position
                                  of Company     Term Will        With
Nominees(1)                Age      Since          Expire       Company
-----------                ---    ----------    ------------    --------

Charles E. Clough          70        1968           2001               -

John R. Kreick             56        1998           2001               -

Martha E. O'Neill          43        1998           2001               -

Continuing Directors(1)
-----------------------

Stephen J. Densberger      50        1986           2002        Executive
                                                                Vice President

Hannah M. McCarthy         54        1994           2002               -

Charles J. Staab           51        1986           2002        Vice President,
                                                                Treasurer and
                                                                Chief Financial
                                                                Officer

Maurice L. Arel            63        1984           2003        President and
                                                                Chief Executive
                                                                Officer

Joseph A. Bellavance       61        1983           2003               -

Robert P. Keller           63        1983           2003               -

--------------------
<F1>  Except for Messrs. Densberger and Staab, all nominees and continuing directors are also directors of the Company's wholly-owned subsidiaries, Pennichuck Water Works, Inc. and The Southwood Corporation. Mr. Densberger is a director of Pennichuck Water Works, Inc. Messrs. Arel, Densberger and Staab are also directors and officers of the Company's other wholly-owned subsidiaries, Pennichuck Water Service Corporation, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc.

      The business experience of each of the above nominees, continuing directors and of the executive officers of the Company during the last five years, and certain other pertinent information, is as follows:

      Maurice L. Arel-Mr. Arel has served as President, Chief Executive Officer and a director of the Company since October 1984. Mr. Arel also serves as President, Chief Executive Officer and a director of the Company's subsidiaries, Pennichuck Water Works, Inc., The Southwood Corporation and Pennichuck Water Service Corporation. He is Chairman and a director of Pittsfield Aqueduct Company, Inc. and Pennichuck East Utility, Inc. He is the former Mayor of the City of Nashua, having served from 1977 to 1984. He received his Bachelor of Arts degree in Chemistry from St. Anselm College and his Master of Science degree in Physical Chemistry from St. John's University. He is a Commissioner of the Nashua Police Department, a Trustee of St. Anselm College of Manchester, New Hampshire and a member of the Board of Trustees of the Public Library of Nashua. He is past Chairman of the National Association of Water Companies Government Relations Committee and a member of the American Chemical Society, the American Water Works Association and the New England Water Works Association.

      Joseph A. Bellavance-Mr. Bellavance is President and General Manager of Bellavance Beverage Company, Inc. and President of Bellavance Realty Corporation, both of Nashua. He received his Bachelor of Science degree in Business Administration from the University of New Hampshire. He is a director of the New Hampshire Wholesale Beverage Association, "New Hampshire The Beautiful," and a member of the American Legion and the Nashua Rotary Club.

      Charles E. Clough-Mr. Clough is currently President of Freedom Partners, LLC. He holds a Master of Business Administration degree from the Amos Tuck School of Business and was affiliated with Nashua Corporation from 1957 until 1995. Mr. Clough also serves as a director of Hitchiner Manufacturing Company, Inc. of Milford, New Hampshire.

      Stephen J. Densberger-Mr. Densberger is Executive Vice President of the Company and has been affiliated with the Company since 1974. Mr. Densberger was the Treasurer of the Company from 1978 to 1983. Mr. Densberger also serves as Executive Vice President of Pennichuck Water Works, Inc. and as Vice President of The Southwood Corporation and Pennichuck Water Service Corporation. He is a director and President of Pittsfield Aqueduct Company, Inc. and of Pennichuck East Utility, Inc. and a director of Pennichuck Water Service Corporation. He holds a Master of Business Administration degree from the Whittemore School of Business and Economics of the University of New Hampshire. He is past President of the New Hampshire Water Works Association, past President of the New England Water Works Association, and is a member of the City of Nashua Board of Aldermen.

      Robert P. Keller-Mr. Keller is a Certified Public Accountant. Since June 1995, he has served as President and Chief Executive Officer of Dartmouth Capital Group, Inc., and since September 1995, as President and Chief Executive Officer of Eldorado Bancshares, Inc. and Chairman, President and Chief Executive Officer of Eldorado Bank of Laguna Hills, California. He is also Chairman and Chief Executive Officer of Antelope Valley Bank of Lancaster, California.

      John R. Kreick-Dr. Kreick served as President of Sanders Associates and as a Vice President of the Lockheed Martin Corporation from January 1988 until March 1998. Dr. Kreick received his Bachelor of Science degree in physics from the University of Michigan in 1965. As a Rackman graduate fellow, he worked at University's Space Physics Research Laboratory and received his Masters of Science degree in physics in 1966. He received his Ph.D. in theoretical physics from the University of Michigan in 1969 and he holds eight patents in infrared and electro-optical technology. Dr. Kreick is a member of the National Research Council's Commission of Physical Sciences, Mathematics and Applications; a Trustee of Rivier College; a member of the Board of Directors of the New England Council, Draper Labs and the Southern New Hampshire Regional Medical Center; and has served on numerous Department of Defense panels and committees. In 1993, Dr. Kreick received the Electronic Warfare Association's highest award-the Gold Medal of Electronic Warfare and is a recipient of Aviation Week magazine's Aerospace Laurels Award for his long-term contributions to electronic warfare.

      Hannah M. McCarthy-Ms. McCarthy is President of Daniel Webster College in Nashua, New Hampshire, a position which she has held since June, 1980. She earned her B.A. at Simmons College, and has done graduate work at Rivier College and New Hampshire College. Ms. McCarthy serves as a director of the New Hampshire College and University Council and the Boys & Girls Club of Nashua.

      Martha E. O'Neill-Ms. O'Neill has been practicing as an attorney with the law firm of Clancy & O'Neill, P. A. in Nashua since 1982. She is a graduate of Wellesley College and Georgetown University Law Center. Ms. O'Neill serves on the Rivier College Board of Trustees, Rivier College Paralegal Department Advisory Board, Mary A. Sweeney Home Board of Trustees, Charles H. Nutt Surgical Hospital Board and the Boys & Girls Club of Greater Nashua, Inc. Charitable Foundation Board of Trustees.

      Charles J. Staab-Mr. Staab is Vice President, Treasurer and Chief Financial Officer of the Company and has been Treasurer since 1983. Mr. Staab also serves as Vice President and Treasurer of Pennichuck Water Works, Inc. and The Southwood Corporation. He is Treasurer and a director of Pennichuck Water Service Corporation, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc. He holds a Master of Business Administration degree from Rivier College and is a Certified Public Accountant. He is a member of the Finance Committee of the National Association of Water Companies, a member of the Board of Directors of the Nashua YMCA and the Home Health & Hospice Care. He is a past director of the Nashua Children's Association and the United Way of Greater Nashua, and former President of the Northern New England chapter of the Financial Executives Institute.

      Bonalyn J. Hartley-Ms. Hartley has been with the Company since 1979 and was elected Vice President-Controller of the Company, Pennichuck Water Works, Inc. and The Southwood Corporation in 1991. She is also Vice President-Controller and a director of Pennichuck Water Service Corporation, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc. She is a graduate of Rivier College with a Bachelor of Science Degree in Business Management. Ms. Hartley serves as a Trustee and Vice Chairperson of the Southern New Hampshire Medical Center and as a Director and Chairperson of the Rivier College Alumni Association. She is also a member of the New England Chapter of the National Association of Water Companies and a member of the New England Water Works Association. Ms. Hartley is 56 years old.

      Donald L. Ware-Mr. Ware is Vice President of Engineering for the Company. He joined the Company in April 1995 and also serves as the Vice President of Engineering for Pennichuck Water Works, Inc. and The Southwood Corporation. He is also a Vice President and director of Pennichuck Water Service Corporation, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc. Prior to joining the Company, Mr. Ware was the general manager of the Augusta Water District in Augusta, Maine. He holds a Bachelor of Science degree in Civil Engineering from Bucknell University and is a licensed professional engineer in New Hampshire, Massachusetts and Maine. Mr. Ware is 44 years old.

      During the year ended December 31, 2000, the Board of Directors of the Company held 7 meetings. The Board of Directors has established an Audit Committee, a Compensation and Benefits Committee and a Nominating Committee. These committees served the specific functions, and held the number of meetings, as described below. Each director nominee and continuing director attended 75% or more of the total of the number of meetings of the Board of Directors and the number of meetings of all committees of the Board on which he or she served.

Audit Committee

      The Audit Committee, presently comprised of Messrs. Keller and Bellavance and Ms. McCarthy, met twice in 2000. The Audit Committee is required to recommend an independent firm to serve as the Company's auditors and to review with such firm the scope of its audit and its findings with respect thereto.

Compensation and Benefits Committee

      The Compensation and Benefits Committee, comprised of Messrs. Clough, Keller and Kreick, met twice during 2000. The Compensation and Benefits Committee is charged generally (i) to establish compensation for employees of the Company, (ii) to monitor the operation of the Company's qualified noncontributory, defined benefit pension plan and the Company's Savings Plan for Employees and the performance of the trustee and administrator of these Plans, and to recommend changes to the Board, as and when appropriate, and (iii) to administer the Company's 1995 and 2000 Stock Option Plans.

Nominating Committee

      The Nominating Committee, comprised of Mr. Bellavance, Ms. McCarthy and Ms. O'Neill, met once during 2000. The Nominating Committee is charged generally with recommending for nomination to the Board of Directors, and as officers of the Company, those available individuals who are best qualified to serve in such capacities. The Nominating Committee will consider recommending names submitted by shareholders for nomination as Directors provided that such names are delivered to the Secretary of the Company by December 15 preceding the annual meeting at which such nominations will be acted upon.

Compensation of Directors

      Each of the independent members of the Board of Directors of the Company currently receives a fee of $8,000 annually-one half of such fee payable in cash and one half payable in common stock of the Company. Additionally, each independent Board member receives $600 for each Board and committee meeting they attend while each Committee chairman also receives an additional $1,500 annually. Messrs. Bellavance, Clough, Keller and Kreick, and Mesdames McCarthy and O'Neill, also received 100 shares of common stock as additional compensation for services rendered as Directors during 2000. Prior to December 1, 2000, Mr. Clough received such compensation in the form of common share equivalents pursuant to a deferred compensation agreement. On January 31, 2001, Mr. Clough received 16,278 common shares of the Company as a final distribution of his account balance under the deferred compensation agreement. Directors who are also salaried employees of the Company do not receive any separate compensation for services as a Director of the Company or of its subsidiaries.

                        REPORT OF THE AUDIT COMMITTEE

      The primary functions of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities, focused on three areas:

      * the adequacy of the Company's internal controls regarding accounting, finance, legal compliance and code of ethics.

      * the Company's audit, accounting and financial reporting process and the reliability of the Company's financial statements.

      * the independence and performance of the Company's independent auditors.

      We meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel. We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management.

      The Directors who serve on the Committee are all "independent" for purposes of the National Association of Securities Dealers' listing standards. That is, the Board of Directors has determined that none of us has a relationship to the Company that may interfere with our independence from the Company and its management.

      The Board of Directors has adopted a written charter setting out the audit related functions the Committee is to perform. You can find a copy of that charter attached to this proxy statement as Appendix A.

      Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

      The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles, and discuss with us any issues they believe should be raised with us.

      This year, we reviewed the Company's audited financial statements with management, including a discussion of the quality of the accounting principles applied and significant judgements made affecting those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles. We also met with Arthur Andersen LLP, the Company's independent auditors, to discuss the firm's judgement of the quality of those principles as applied. We have also discussed such matters amongst the Committee members themselves.

      We have received from and discussed with Arthur Andersen LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with Arthur Andersen LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      Based on these reviews and discussions, we recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

                                       Robert P. Keller (Chairman)
                                       Joseph A. Bellavance
                                       Hannah M. McCarthy

                     SECTION 16(a) BENEFICIAL OWNERSHIP
                            REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's officers and directors, and beneficial owners of more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership of such common stock with the Securities and Exchange Commission ("SEC"). Generally, these persons must file such reports at the time they first become subject to Section 16(a) reporting, and thereafter on a monthly basis following a change in ownership, if any. Officers, directors and such greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. The Company is required by SEC regulation to identify in its proxy statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from each of such persons that no other reports were required, the Company believes that during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

                           EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

Executive Officers

      The following table sets forth information for the fiscal years ended December 31, 2000, 1999 and 1998 concerning the compensation paid to the Chief Executive Officer and the other highest paid executive officers ("Named Executive Officers") for services performed in all capacities; no other executive officer of the Company received total cash compensation in excess of $100,000 during the fiscal year ended December 31, 2000.


                                                                           Long-Term
                                                                          Compensation
                                                 Annual Compensation       Securities
Name and Principal              Fiscal Year    -----------------------     Underlying        All Other
     Position                   End Dec. 31     Salary     Bonus(1)(2)      Options       Compensation(3)
------------------              -----------     ------     -----------    ------------    ---------------

Maurice L. Arel,                   2000        $180,750      $79,550         6,000            $46,520
President and Chief                1999        $166,000      $45,864         3,000            $43,647
 Executive Officer                 1998        $159,327      $50,000         3,000            $42,293

Stephen J. Densberger,             2000        $112,970      $33,955         3,000            $ 5,312
Executive Vice President           1999        $105,306      $20,622         1,500            $ 5,524
                                   1998        $100,983      $19,285         1,500            $ 5,746

Charles J. Staab,                  2000        $100,059      $25,487         3,000            $ 4,754
Vice President, Treasurer          1999        $ 93,271      $16,377         1,500            $ 4,158
 and Chief Financial Officer       1998        $ 89,031      $14,384         1,500            $ 3,943

Bonalyn J. Hartley,                2000        $ 87,148      $22,198         3,000            $ 3,973
Vice President, Controller         1999        $ 81,236      $12,528         1,500            $ 3,762
                                   1998        $ 76,364      $10,430         1,500            $ 3,585

Donald L. Ware,                    2000        $ 87,148      $22,198         3,000            $ 3,678
Vice President, Engineering        1999        $ 81,236      $12,528         1,500            $ 2,939
                                   1998        $ 76,100      $10,029         1,500            $ 2,837

--------------------
<F1>  Bonus awards for services rendered during such year and paid in the following year.
<F2>  No information is given with respect to other compensation paid to or distributed in kind where such compensation did not exceed the lesser of $50,000 or 10% of the total reported salary and bonus for the named officer.
<F3>  For fiscal years ended December 31, 2000, 1999 and 1998, respectively, for Mr. Arel includes (i) the cost to the Company for the purchase of a term life insurance policy ($8,393, $6,214 and $6,308), (ii) Company contributions to the elective Savings Plan for Employees of Pennichuck Corporation ($6,798, $6,480 and $5,264) and
      (iii) Company contributions to insurance premium paid with respect to Insurance Funded Deferred Compensation Agreement ($31,329, $30,953 and $30,721). For fiscal years ended December 31, 2000, 1999 and 1998, respectively, for Mr. Densberger includes (i) the cost to the Company for the purchase of a term life insurance policy ($1,304, $1,813 and $1,786) and (ii) Company contributions to the elective Savings Plan for Employees of Pennichuck Corporation ($4,008, $3,738 and $3,960). For fiscal years ended December 31, 2000, 1999 and 1998, respectively, for Mr. Staab includes (i) the cost to the Company for the purchase of a term life insurance policy ($1,261, $971 and $928) and (ii) Company contributions to the Elective Savings Plan for Employees of Pennichuck Corporation ($3,493, $3,230 and $3,015). For fiscal years ended December 31, 2000, 1999 and 1998, respectively, for Ms. Hartley includes (i) the cost to the Company for the purchase of a term life insurance policy ($930, $949 and $936) and (ii) Company contributions to the Elective Savings Plan for Employees of Pennichuck Corporation ($3,042, $2,813 and $2,649). For fiscal years ended December 31, 2000, 1999 and 1998, respectively, for Mr. Ware includes (i) the cost to the Company for the purchase of a term life insurance policy ($632, $500 and $504) and (ii) Company contributions to the Elective Savings Plan for Employees of Pennichuck Corporation ($3,046, $2,439 and $2,333).

Stock Option Grants During the Fiscal Year Ended December 31, 2000

      The following table sets forth information concerning the grant of stock options to acquire shares of the Company's common stock under the 1995 Stock Option Plan to the Chief Executive Officer and the Named Executive Officers during the fiscal year ended December 31, 2000.


                                                 Individual Grants(1)
                              Number of        ------------------------
                             Securities            Percent of Total
                         Underlying Options       Options Granted to          Exercise          Expiration
Name                           Granted         Employees in Fiscal Year    Price($/Share)          Date
----                     ------------------    ------------------------    --------------       ----------

Maurice L. Arel                6,000                     28%                   $31.00        January 7, 2010

Stephen J. Densberger          3,000                     14%                   $31.00        January 7, 2010

Charles J. Staab               3,000                     14%                   $31.00        January 7, 2010

Bonalyn J. Hartley             3,000                     14%                   $31.00        January 7, 2010

Donald L. Ware                 3,000                     14%                   $31.00        January 7, 2010

--------------------
<F1>  The exercise price of the options granted is equal to the fair market value of the Company's common stock on the date of grant. The options are exercisable on the date of the grant and expire ten years thereafter.

Stock Option Exercises and Fiscal Year End Values

      The following table sets forth information concerning the exercise of stock options by the Chief Executive Officer and the Named Executive Officers during the fiscal year ended December 31, 2000, and the number and value of unexercised options held by those officers at fiscal year end. The value realized on the shares acquired on exercise is the difference between the exercise price and the fair market value on the date of exercise. The value of unexercised, in-the-money options at December 31, 2000, is the difference between its exercise price and the fair market value of the underlying stock on such date. These values have not been, and may never be, realized. The underlying options have not been, and may never be, exercised; and actual gains, if any, on exercise will depend on the value of Company common stock on the date of exercise.


                                                             Number Of                  Value of Unexercised
                                                        Unexercised Options             In-the-Money Options
                           Shares                        At Fiscal Year End             At Fiscal Year End(1)
                          Acquired       Value      ----------------------------    ----------------------------
Name                     On Exercise    Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
----                     -----------    --------    -----------    -------------    -----------    -------------

Maurice L. Arel                 -             -        8,000            -0-           $15,000           -0-

Stephen J. Densberger           -             -        7,500            -0-           $60,997           -0-

Charles J. Staab            3,000       $58,373        4,500            -0-           $11,250           -0-

Bonalyn J. Hartley              -             -        3,000            -0-           $   -0-           -0-

Donald L. Ware                  -             -        4,358            -0-           $10,410           -0-

--------------------
<F1>  The closing price of the Company's common stock as reported on the
      Nasdaq National Market System on December 31, 2000 was $28.50 per share and is used in calculating the value of unexercised options.

Executive Agreements

      The Company is party to an Employment Agreement with Maurice L. Arel pursuant to which Mr. Arel serves as President and Chief Executive Officer of the Company and its principal subsidiaries, Pennichuck Water Works, Inc., The Southwood Corporation and Pennichuck Water Service Corporation. This agreement provides for a continuously renewing three-year term and for the payment of a base salary as well as participation in any bonus and incentive compensation, stock option and employee benefit programs available to the Company's executive officers, together with life insurance in the amount of four (4) times his annual salary. In the event the Company terminates Mr. Arel's employment other than for "cause" or within six (6) months of an event constituting a "change of control," he will be entitled to a severance payment equal to two (2) times his then current salary and fringe benefits. For purposes of Mr. Arel's agreement, cause shall be deemed to exist if Mr. Arel is subject to a finding by the Board of Directors that (a) with respect to his actions or failure to act concerning the Company and its affairs, he has been personally dishonest, engaged in willful misconduct or fraud or breached a fiduciary duty, or (b) he has intentionally failed to perform the duties reasonably assigned to him. A change of control is defined as (i) a merger or consolidation which results in the Company's then existing shareholders holding less than 50% of the outstanding stock of the surviving corporation in the merger, (ii) the sale of substantially all of the assets of the Company, or (iii) a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of.

      Mr. Arel is also party to an Insurance Funded Deferred Compensation Agreement with the Company designed to provide him with supplemental benefits such that upon retirement he will receive at least sixty percent (60%) of the average of his last three years' annual base salary compensation. In order to fund this supplemental benefit, the Company has purchased and agreed to maintain a Company-owned cash value life insurance policy that, together with funds available under the Company's defined benefit pension plan annuity, the annuity value of the Company's contributions to Mr. Arel's 401(k) plan and fifty percent (50%) of his projected social security benefits, will equal the Company's obligations under the agreement.

      Messrs. Densberger, Staab and Ware and Ms. Hartley are each party to a Change of Control Agreement with the Company intended to ensure continuity in the management of the Company in the event of a "change of control" of the Company. Each such agreement provides for a continuously renewing three-year term and for the payment of the respective executive's then current base salary and continuation of health and life insurance benefits for a twelve month period upon the occurrence of both (a) a change of control and (b) a termination of employment or substantial reduction or alteration in the executive's responsibility, authority or compensation for reasons other than good cause. For purposes of these agreements, a change of control is deemed to have occurred if (i) any person or group acting in concert acquires fifty-one percent (51%) or more of the Company's voting power, (ii) a merger or share exchange occurs which results in the Company's shareholders holding less than fifty percent (50%) of the total voting power after such transaction, (iii) there is a change in the majority of the Board of Directors of the Company other than by nominations approved by the then current Board of Directors, or (iv) there shall be a sale or other transfer of all or substantially all of the assets of the Company or its subsidiaries to a non-affiliated party.

                  RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

      The Board of Directors, as recommended by its Audit Committee, has appointed Arthur Andersen LLP as the independent accountants for the Company for the fiscal year ending December 31, 2001, subject to ratification of the shareholders. The Board of Directors recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP as independent accountants for the Company to audit the books and accounts of the Company for the fiscal year ending December 31, 2001. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment. Representatives of Arthur Andersen LLP will be in attendance at the Annual Meeting and will have the opportunity to make a statement, should they desire to do so, and are expected to be available to respond to questions.

Audit Services

      Aggregate fees billed by Arthur Andersen LLP for the annual audit and for the reviews of the quarterly financial statements totaled $80,300 during the year ended December 31, 2000.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Maurice L. Arel, the Company's President and Chief Executive Officer, served as a director of Fleet Bank-New Hampshire until it was merged into Fleet National Bank in March 2000. The Company has available a $2.5 million unsecured line of credit facility with Fleet National Bank at interest rates tied to the Bank's cost of funds. At the end of 2000, no amounts were outstanding under that credit facility. The Company also has two term notes totaling $6 million outstanding with Fleet National Bank at December 31, 2000. The Company maintains its primary depository and disbursing accounts with Fleet National Bank.

                           SHAREHOLDERS' PROPOSALS

      Shareholders who desire to present proposals for consideration by the Company's shareholders at the next Annual Meeting of Shareholders, which will be held on or about April 20, 2002, will be required to advise the Company in writing of the proposal on or prior to November 19, 2001.

                                OTHER MATTERS

      The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than those items set forth in the Proxy Statement. The enclosed proxy confers upon each person entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with his or her best judgment with respect to any other matters which may properly be presented for action at the meeting.

                                                                 Appendix A

                           AUDIT COMMITTEE CHARTER
                          OF PENNICHUCK CORPORATION

      The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing:

      1. financial reports and other financial information provided by the Company to any governmental body or to the public,

      2. the Company's systems of internal controls regarding accounting, finance, legal compliance and code of ethics which management and the Board have established, and

      3. the audit, accounting and financial reporting processes generally.

      The Audit Committee members shall be approved by the Board of Directors. The membership of the Audit Committee shall consist of at least three independent members of the Board with one member appointed as Chairman. All members of the Committee shall have a working familiarity with basic finance and accounting practices and at least one member of the Committee shall have accounting or related financial management expertise. Members of the Committee shall be independent and have no relationship to the Company that may interfere with the exercise of independence from management and the Company. The duties and responsibilities of Audit Committee members are in addition to those duties set out for a member of the Board of Directors.

      In meeting its responsibilities, the Audit Committee is expected to:

      1. Provide an open avenue of communication between the independent auditing firm, financial and senior management and the Board.

      2. Review and assess the adequacy of the Committee's charter annually.

      3. Recommend to the Board the independent auditing firm to be nominated, and the compensation of the independent auditing firm and review and approve the discharge of the independent auditing firm.

      4. At least annually, obtain a written statement from the independent auditing firm delineating all relationships between the independent auditing firm, and the Committee should engage in a dialogue with the independent auditing firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and to take, or recommend to the Board to take, appropriate action to ensure the independence of the outside auditor.

      5. Inquire of management and the independent auditing firm about significant operational risks or exposures and assess the steps management has taken to minimize such risks to the Company.

      6. Consider, in consultation with the independent auditing firm, the audit scope of the independent auditing firm.

      7. Review with the independent auditing firm the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

      8.    Consider and review with the independent auditing firm:

            a. The adequacy of the Company's internal controls including computerized information system controls and security.

            b. Any related significant observations and recommendations of the independent auditing firm.

      9. Review with management and the independent auditing firm at the completion of the annual examination:

            a. The Company's annual financial statements and related footnotes.

            b. The independent auditing firm's evaluation of the quality, not just the acceptability, of the Company's accounting principles and any changes in accounting principles during the year.

            c. The independent auditing firm's report on the audit of the financial statements.

            d. Any significant changes required in the independent auditing firm's audit plan.

            e. Any serious difficulties or disputes with management during the audit.

            f. Other matters which are to be communicated to the committee under generally accepted auditing standards.

            g. Any management letter comments provided by the independent auditing firm as well as status on prior years comments.

      10. Review with management and the independent auditing firm, either in person or by telephone conference call, any interim reports filed on Form 10-QSB including any significant adjustments, management judgements and accounting estimates, significant new accounting policies and any disagreements with management prior to filing of such reports.

      11. Review policy compliance with respect to officers' expense accounts and perquisites including their use of corporate assets and consider the results of any review of these areas by the independent auditing firm.

      12. Review the compliance with the Company's code of conduct regarding Directors, Officers and responsible employees.

      13. Review Company compliance with legal and regulatory matters that may have a material impact on the financial statements and reports received from regulators.

      14. Meet with the independent auditing firm and management in separate executive sessions, as needed, to discuss any matters that the Committee believes should be discussed privately.

      15. Report Audit Committee actions to the Board with such recommendations as the Committee may deem appropriate.

      16. The Audit Committee shall have the power to conduct or authorize investigations into matters within the Audit Committee's scope of responsibility. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in conducting investigation.

      17. The Audit Committee shall ensure that the Company's annual proxy statement discloses (i) that a written Audit Committee Charter has been adopted and (ii) that the Audit Committee has satisfied its responsibilities during the prior year in compliance with the Charter. The Audit Committee Charter shall be disclosed at least triennially in the Company's annual report to shareholders or proxy statement or sooner if any significant amendments are made to the Charter.

      18. The Audit Committee shall disclose in the Company's annual report to shareholders and Form 10-KSB annual report whether or not, with respect to the prior year, (i) management has reviewed the audited financial statements with the Audit Committee, including a discussion of the quality of the accounting principles applied and significant judgements affecting the Company's financial statements; (ii) the independent auditing firm has discussed with the Audit Committee the firm's judgements of the quality of those principles as applied; and (iii) the members of the Audit Committee have discussed among themselves, without management or the independent auditing firm present, the information disclosed to the Audit Committee described in (i) and (ii) above. In its letter, the Audit Committee may also state that it has no reason to believe, based on the representations of management and the Company's independent auditing firm, that the Company's audited financial statements are not presented fairly in accordance with generally accepted accounting principles.

      19. The Audit Committee will perform such other functions as assigned by law, the Company's bylaws, or the Board of Directors.

      The Audit Committee shall meet at least twice per year or more frequently as circumstances require. Minutes are to be taken at each meeting and such minutes are to be submitted to the Board of Directors. The Committee may ask members of management or others to attend the meeting and provide pertinent information as needed including an agenda of the meeting.


                                    PROXY
                           PENNICHUCK CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned shareholder of Pennichuck Corporation ("Company") hereby appoints Robert P. Keller and Charles E. Clough, and each of them, with full power of substitution in each, as proxies for the undersigned to vote, as designated below, all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 p.m. on Thursday, April 19, 2001 at the Nashua Marriot Hotel, 2200 Southwood Drive, Nashua, New Hampshire, or any adjournments thereof.

      This proxy when properly executed will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company at 4 Water Street, Nashua, New Hampshire, either a written revocation of the proxy or a duly executed substitute bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement.

      If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

SEE REVERSE                                                  SEE REVERSE
   SIDE              CONTINUED AND TO BE SIGNED               SIDE
                          ON REVERSE SIDE

The Board of Directors Recommends a vote "FOR" Proposals 1 and 2.

1.    Election of Directors.

      Nominees:  (01) Charles E. Clough, (02) John R. Kreick,
                 (03) Martha E. O'Neill

                         [ ]  FOR        [ ]WITHHELD

[ ]
                   For all nominees except as noted above

2. Proposal to ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 2001.

          [ ]  FOR        [ ]  AGAINST       [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

IMPORTANT: THIS IS YOUR PROXY. Please date, sign and return this proxy promptly in the enclosed envelope.

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


Signature:_____________________        Date:________________


Signature:_____________________        Date:________________